                                                                    EXHIBIT 11.1

                             NEUROGEN CORPORATION
               COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
       (in thousands, except Net Income (Loss) per Common Share amounts)

                                                      THREE MONTHS       THREE MONTHS      SIX MONTHS           SIX MONTHS
                                                         ENDED              ENDED              ENDED               ENDED
                                                      JUNE 30, 1997      JUNE 30, 1996    JUNE 30, 1997       JUNE 30, 1996
                                                      (UNAUDITED)        (UNAUDITED)        (UNAUDITED)         (UNAUDITED)
                                                      -----------        -----------        -----------          ----------
              Primary:
              Weighted average shares of
                common stock outstanding                   14,339             14,141             14,313                14,081

              Dilutive effect of :
                  Warrants                                (1)                     43                 36                    43
                  Stock options                           (1)                  1,349                996                 1,412
                                                      ------------       ------------       ------------       ---------------

              Common and common
                equivalent shares                          14,339             15,533             15,345                15,536
                                                      ============       ============       ============       ===============

              Net income (loss)                       $       (255)    $        1,118     $        2,595     $           4,728
                                                      ============       ============       ============       ===============

              Earnings (loss) per common and
                common equivalent shares              $      (0.02)    $         0.07     $         0.17     $            0.30
                                                      ============       ============       ============       ===============

              Fully Diluted:
              Weighted average shares of
                common stock outstanding                   14,339             14,141             14,313                14,081

              Dilutive effect of :
                  Warrants                                (1)                     43                 36                    43
                  Stock options                           (1)                  1,349              1,098                 1,412
                                                      ------------       ------------       ------------       ---------------

              Common and common
                equivalent shares                          14,339             15,533             15,447                15,536
                                                      ============       ============       ============       ===============

              Net income (loss)                       $       (255)    $        1,118     $        2,595     $           4,728
                                                      ============       ============       ============       ===============

              Earnings (loss) per common and
                common equivalent shares              $      (0.02)    $         0.07     $         0.17     $            0.30
                                                      ============       ============       ============       ===============

              (1) The Common Stock Equivalents have not been included as their inclusion would be antidilutive.